SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 5, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On February 11, 2013, the Registrant filed a Form 8-K (the “Original 8-K”) to report that WHLR-Bixby Commons, LLC, a Virginia limited liability company (“WHLR-Bixby”), that is a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Registrant”) is the sole general partner, entered into a contract to acquire Bixby Commons, a 75,000 foot free-standing retail property in Bixby, Oklahoma (the “Property”) from Super Market Developers, Inc. a Missouri corporation (“SMD”). The purchase price for the transaction $10.6 million is in cash.

As of June 11, 2013, WHLR-Bixby closed the transaction and acquired the Property for approximately $10.6 million in cash.

Jon Wheeler, the Registrant’s Chairman and Chief Executive Officer is the managing member of WHLR-Bixby. No director, officer or affiliate of the Registrant is affiliated with SMD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

On April 22, 2013, the Registrant filed a Form 8-K/A for the sole purpose of filing the pro forma financial information required by paragraphs (a)(2) and (a)(3) of Rule 3-14 of Regulation S-X and should be read in conjunction with this 8-K/A and the Original 8-K.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

Not Applicable.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler Chairman and President

Dated: June 18, 2013